Exhibit 99.4

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Getty Images Holdings, Inc. (“Getty Images”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), and any information statement and proxy statement/prospectus contained therein and any amendment or supplement thereto, as a person who is anticipated to become a director of Getty Images as of the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of January 6, 2025, by and among Shutterstock, Inc., Grammy HoldCo, Inc., Grammy Merger Sub One, Inc., Getty Images, Grammy Merger Sub 2, Inc., and Grammy Merger Sub 3, LLC (as it may be amended from time to time)), and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 27, 2025

/s/ Paul J. Hennessy
Paul J. Hennessy